CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statement on Form S-8 (Registration No. 333-44999) of Ocwen Financial Corporation of our report dated January 27, 1998 relating to the consolidated balance sheets of Ocwen Financial Corporation and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of earnings, cash flows and shareholders' equity and financial data schedule for each of the years in the three year period ended December 31, 1997, which report is included as
Exhibit 13.1 and Exhibits 27.1 through 27.2 (financial data schedules) of Ocwen Financial Corporation's Annual Report on Form 10-K. We further consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-44999) of our report dated January 27, 1998 relating to the statement of financial condition of BCBF, L.L.C. as of December 31, 1997 and 1996 and the statements of operations, changes in owners' equity and cash flow for each of the periods March 13, 1996 through December 31, 1996 and January 1, 1997 through December 31, 1997, which report is included as Exhibit 99.0 of Ocwen Financial Corporation's Annual Report on form 10-K.

/s/ PRICE WATERHOUSE LLP
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    PRICE WATERHOUSE LLP
    Fort Lauderdale, Florida
    January 27, 1998